Exhibit 10.1
WRITTEN CONSENT OF STOCKHOLDER
OF
BALLY’S CHICAGO, INC.
IN LIEU OF A MEETING
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The undersigned, Bally’s Chicago Holding Company, LLC, a Delaware limited liability company (“HoldCo”), being a stockholder of Bally’s Chicago, Inc., a Delaware corporation (the “Corporation”), and the holder of shares of Class B common stock, par value $0.001 per share, of the Corporation (the “Class B Interests”), acting pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 7.1 of the Corporation’s Second Amended and Restated Certificate of Incorporation (the “Existing Certificate”), does hereby execute this consent in lieu of a meeting of stockholders of the Corporation, without prior notice and without a vote, and does hereby consent to and adopt the following resolutions with the same force and effect as if adopted at a duly called and held meeting of the stockholders of the Corporation:
WHEREAS, the Board of Directors of the Corporation (the “Board”) has approved and declared advisable a Third Amended and Restated Certificate of Incorporation of the Corporation (the “Amended Certificate”), which amends and restates the Existing Certificate to, among other things, authorize the issuance of Class A-4 common stock, par value $0.001 per share (the “Class A-4 Interests”), Class A-5 common stock, par value $0.001 per share (the “Class A-5 Interests”), and Class A-6 common stock, par value $0.001 per share (the “Class A-6 Interests”), in connection with a third tranche of the Corporation’s private placement of Class A common stock (the “Private Placement”);
WHEREAS, the Private Placement consists of the offer and sale of the Class A-5 Interests and the Class A-6 Interests, in each case, having a stated value of $25,000 per share, with the Class A-4 Interests having a purchase price of $25,000 per share and the Class A-5 Interests and the Class A-6 Interests being sold at a per-share purchase price of $12,500 and $8,333, respectively, in each case together with an attributable non-recourse subordinated loan such that each Class A Interest represents $25,000 of stated value;
WHEREAS, each Class A-5 Interest and each Class A-6 Interest carries leverage in the form of an attributable non-recourse subordinated loan owed by the Corporation to Bally’s Corporation (the “Attributable Subordinated Loan”), which accrues paid-in-kind interest at a rate of 11% per annum compounded quarterly, for which the holder of the corresponding Interest bears no personal obligation to pay, and which will be repaid from such holder’s pro-rata share of distributions from the Corporation or may be repaid in full by the holder in connection with a conversion to a non-levered Class A-4 Interest;
WHEREAS, upon repayment in full of the Attributable Subordinated Loan (including accrued interest) attributable to any Class A-5 Interest or Class A-6 Interest, such interest will convert into a Class A-4 Interest, consistent with the conversion provisions applicable to the Corporation’s Class A-1, Class A-2, and Class A-3 common stock;

WHEREAS, if the Class A-4 Interests are not approved for listing or quotation on any securities exchange or over-the-counter quotation system or market in the United States, including OTC markets (a “Liquidity Availability Listing”), at any time on or prior to the date that is five years and 30 days after the closing of the Third Tranche, the Corporation will use commercially reasonable efforts to assist in the resale of the Class A-5 Interests and the Class A-6 Interests, including by (i) engaging, at the Corporation’s expense, an investment bank or placement agent, (ii) preparing customary information materials reasonably acceptable to the Corporation and such bank or agent, and (iii) coordinating reasonable investor outreach, in each case subject to applicable law;
WHEREAS, each Class A-4 Interest, whether originally purchased as such or issued upon conversion of any other Class A Interest, will have the right to be repurchased at a price per share equal to the greater of (i) an amount, determined on a per-share basis, based on an aggregate enterprise value equal to five times EBITDA for the most recently completed four fiscal quarter period for which financial statements have been filed with the Securities and Exchange Commission, minus outstanding indebtedness, and (ii) $25,000 (the “Repurchase Right”), with the applicable repurchase period commencing five years and 30 days after the closing of the Private Placement and remaining open for a 24-month period for so long as no Liquidity Availability Listing has been achieved and is continuing (the “Repurchase Period”), during which holders may request repurchase in a specified quarterly request period and the Corporation is to effect such repurchase no later than the 14th day of the third calendar month of the second quarter following such request;
WHEREAS, the Third Tranche is anticipated to close on or about July 10, 2026, and comprises the issuance and sale of 30 Class A-4 Interests, 2 Class A-5 Interests, and 31 Class A-6 Interests, for aggregate gross proceeds to the Corporation of $1,575,000, and Loop Capital Markets has been engaged to serve as lead placement agent for the Private Placement (the “Placement Agent”);
WHEREAS, the Board has recommended that the stockholders of the Corporation approve and adopt the Amended Certificate;
WHEREAS, pursuant to Section 242 of the DGCL, the Amended Certificate requires the approval of the stockholders of the Corporation;
WHEREAS, pursuant to Section 228 of the DGCL and Section 7.1 of the Existing Certificate, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and
WHEREAS, HoldCo, as the holder of the Class B Interests, holds sufficient voting power to approve the Amended Certificate without a meeting of stockholders.

NOW, THEREFORE, BE IT:
RESOLVED, that the Third Amended and Restated Certificate of Incorporation of the Corporation, in substantially the form presented to HoldCo and previously approved by the Board, be and hereby is approved and adopted in all respects;
RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed to execute and file the Amended Certificate with the Secretary of State of the State of Delaware, and to take all such actions as may be necessary to effect such filing;
RESOLVED FURTHER, that the Private Placement, including the offer, issuance, and sale by the Corporation of the Class A-4 Interests, the Class A-5 Interests, and the Class A-6 Interests on the terms described in the foregoing recitals, be, and each hereby is, authorized, approved, and adopted in all respects;
RESOLVED FURTHER, that the Attributable Subordinated Loan and the related non-recourse subordinated financing arrangements attributable to the Class A-5 Interests and the Class A-6 Interests, and the conversion of the Class A-5 Interests and the Class A-6 Interests into Class A-4 Interests upon repayment in full of the Attributable Subordinated Loan, be, and each hereby is, authorized, approved, and adopted in all respects;
RESOLVED FURTHER, that the Repurchase Right, the Repurchase Period, and the Corporation’s covenants relating to a Liquidity Availability Listing and the resale of the Class A-5 Interests and the Class A-6 Interests, in each case on the terms described in the foregoing recitals, be, and each hereby is, authorized, approved, and adopted in all respects;
RESOLVED FURTHER, that the engagement of Loop Capital Markets as the Placement Agent for the Private Placement be, and hereby is, authorized, approved, and ratified in all respects;
RESOLVED FURTHER, that the form of subscription agreement, the promissory notes and related documentation evidencing the Attributable Subordinated Loans, the placement agent agreement with the Placement Agent, and the other agreements, instruments, and offering materials to be entered into or used in connection with the Private Placement, be, and each hereby is, authorized and approved, and the officers of the Corporation be, and each of them hereby is, authorized to execute, deliver, and perform the same, with such changes as the officer executing the same shall approve, such approval to be conclusively evidenced by such execution and delivery;
RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to take all such further actions and to execute and deliver all such further agreements, instruments, documents, and certificates as may be necessary or advisable to carry out the intent and purposes of the foregoing resolutions; and

RESOLVED FURTHER, that any and all actions heretofore taken by any officer or director of the Corporation in connection with the matters set forth in the foregoing resolutions be, and each of them hereby is, ratified, confirmed, approved, and adopted in all respects as the acts and deeds of the Corporation.
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This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
This Written Consent shall be filed with the minutes of the proceedings of the stockholders of the Corporation and shall become effective as of the date set forth below.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Written Consent as of the date set forth below.

BALLY’S CHICAGO HOLDING COMPANY, LLC

By:	/s/ Chris Jewett
Name:	Chris Jewett
Title:	Manager
Date:	July 10, 2026
[Signature Page to Written Consent]